# FARMOUT AND PARTICIPATION AGREEMENT

**THIS AGREEMENT** is dated and effective as of April 11, 2008.

**BETWEEN:** **Montello Resources (USA) Ltd.**, a body corporate, having an office in the City of Calgary in the Province of Alberta, (hereinafter called "Montello")

**PARTY OF THE FIRST PART**

\- and -

**Park Place Energy Corp.**, a body corporate, having an office in the City of Calgary in the Province of Alberta, (hereinafter called "Park Place")

**PARTY OF THE SECOND PART**

\- and -

**Blackrock Petroleum Corp.**, a body corporate, having an office in the City of Las Vegas in the State of Nevada, (hereinafter called "Blackrock")

**PARTY OF THE THIRD PART**

\- and -

**Austin Developments Corp.**, a body corporate, having an office in the City of Vancouver in the Province of B.C., (hereinafter called "Austin")

**PARTY OF THE FOURTH PART**

**WHEREAS** the Parties desire to drill a Test Well on the Farmout Lands on the terms and conditions hereinafter set forth.

**NOW THEREFORE THIS AGREEMENT WITNESSETH** that in consideration of the premises and of the covenants and agreements of the parties as hereinafter set forth, the parties do hereby covenant and agree as follows:

1. DEFINITIONS

Each capitalized term used in this Head Agreement shall have the meaning given to it in the Farmout & Royalty Procedure and, in addition, the following terms shall have the meaning set out beside them:

(a) "Contract Depth" means the licenced depth of the Test Well not to exceed 5000 feet subsurface;
(b) "Farmee" means Blackrock;
(c) "Farmor" means collectively Montello and Austin as to those respective undivided Working Interests of Farmor as described in Schedule "A";
(d) "Farmout & Royalty Procedure" means the standard form 1997 CAPL Farmout & Royalty Procedure attached hereto as Schedule "B";
(e) "Farmout Lands" means those lands and Title Documents set out and described on Schedule "B" attached hereto;

(f) "Operating Procedure" means the standard form CAPL 1990 Operating Procedure including the standard form PASC 1996 Accounting Procedure attached hereto as Schedule "C";

(g) "Operator" means Montello; and,

(h) "Participant" means collectively Park Place as to 5%, Austin as to 20% and Montello as to 15%.

2. SCHEDULES

The following schedules are attached to and made a part of this Head Agreement:

(a) Schedule "A" which describes the Title Documents, Farmor's Pre-Farmout Working Interest, the Farmout Lands and the Encumbrances;

(b) Schedule "B" which is the Farmout & Royalty Procedure; and,

(d) Schedule "C" which is the Operating Procedure including the Accounting Procedure.

3. OPERATIONS

(a) The Farmout and Royalty Procedure shall come into force and effect as of the Effective Date and shall, in addition to the terms and conditions contained in this Agreement, govern the relationship of the parties for the earning, ownership, maintenance and operation of the Farmout Lands as contemplated by this Agreement.

(b) The parties agree that Montello is, initially, appointed as Operator with respect to all operations to be conducted on the Test Well hereunder on behalf of the Farmee and Participant and also as initial Operator under the Operating Procedure when it comes into effect. Montello hereby accepts such appointment as Operator.

(c) Until the final interest is earned from the Farmor by Farmee, the parties comprising the Farmee and Participant will be governed by all of the provisions of the Operating Procedure except for the provisions of Article X and the respective participating interests to Drill, evaluate, test and either set production casing or Abandon the Test Well, including restoration and reclamation and thereafter, if applicable, Equip and tie-in the Test Well shall be:

| | |
|---|---|
| Black Rock | 60% |
| Austin, as a Participant | 20% |
| Montello, as a Participant | 15% |
| Park Place, as a Participant | 5% |

4. AFEs AND CASH CALLS

Operator agrees to prepare and submit to Farmee and Participant in advance proper and reasonable "Authorities for Expenditure" (AFEs) for any operation related to the Test Well carried out under this Agreement.

Operator shall be vested with the authority to issue Cash Call invoices to Farmee and Participant based upon the said AFEs. The under noted terms and conditions shall apply to the payment of Cash Call invoices by Farmee and Participant but may be waived by Operator at its sole discretion.

(a) Drill & Case Costs

Operator hereby acknowledges payment by Farmee and Participant of their respective percentage shares of the estimated costs of Drilling and casing the Test Well based upon the signed AFE.

(b) Subsequent Costs

Any other costs related to the Test Well including, but not limited to, Completion, Equipping and tie-in or overruns on costs to Drill and case the Test Well, shall be Cash Call Invoiced by Operator and shall be due and payable by the other Parties within 10 business days from receipt thereof. All sums not paid in a timely manner shall bear interest from the time they were due until paid at Prime plus 5%.

(c) Other Costs

All other Cash Call invoices shall be issued and dealt with pursuant to the terms of the Operating Procedure.

The rights herein granted to Operator shall be in addition to and not in substitution of any other rights or remedies which Operator may have under this Agreement or otherwise by law, and specifically the exercise of such right shall not serve to deprive Operator either wholly or partially of any right or remedy, including injunction, damages and indemnity.

5. TEST WELL

On or prior to April 16, 2008, subject to rig availability, stakeholder approval, regulatory approval and suitable surface access, Operator, on behalf of Farmee and Participant, shall cause to be commenced the Drilling of a well ("Test Well") at a location on the Farmout Lands known as Lavender #1 Highpoint and shall thereafter diligently and continuously drill the same to Contract Depth. All of the costs of the Test Well through the setting of casing and Capping or Abandonment (including reclamation and restoration) and, if applicable, the Completion, Equipping and tie-in of the Test Well shall be borne by the parties as set forth in Clause 3.(c) of this Agreement.

6. TEST WELLS EARNING

Subject to Article 3.00 of the Farmout and Royalty Procedure and if the Farmee is not otherwise in default pursuant to the terms of this Agreement, the Farmee will have earned an undivided 50% of Farmor's Pre-Farmout Working Interest in the Test Well and the Farmout Lands. After earning by Farmee and subject to the provisions of clause 4. of this Agreement, the Working Interests of the Parties shall be as follows in the Test Well and the Farmout Lands

| | |
|---|---|
| Montello | 35.00% |
| Black Rock | 30.00% |
| Austin | 30.00% |
| Park Place | 5.00% |

7. LIMITATIONS ACT

The two-year period for seeking a remedial order under section 3(1)(a) of the *Limitations Act*, S.A. 2000 C. L-12, as amended, for any claim ( as defined in that Act ) arising in connection with this Agreement and any of the Schedules attached hereto is extended:

(a) for claims disclosed by an audit, two (2) years after the time this Agreement permitted that audit to be performed; or
(b) for all other claims, four (4) years.

8. CONTROL OF WELL INSURANCE

To the extent of their respective cost sharing interests Farmee and Participant agree to be covered by Operator's Control of Well Insurance and Operator agrees to make suitable arrangements in that regard. Farmee and Participant agree to bear and pay for their respective shares of such insurance coverage at cost.

9. NOTICES

The addresses for service of the Parties in this Agreement are as indicated below

Park Place Energy Corp.
300, 840 – 6th Ave SW
Calgary, Alberta T2P 3E5

Montello Resources (USA) Ltd.
PO Box 1757, Station M
Calgary, Alberta T2P 2L8

Austin Developments Corp.
2833, 595 Burrard Street
Vancouver, B.C. V7X 1C4

Blackrock Petroleum Corp.
Suite 22, 2820 W. Charleston Blvd
Las Vegas, Nevada 89102

10. MISCELLANEOUS

(a) Time shall be of the essence in this Agreement.

(b) No amendment or variation of the provisions of this Agreement shall be binding upon any Party unless and until it is evidenced in writing executed by the Parties.

(c) The Parties shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

(d) This Agreement shall enure to the benefit of and be binding upon the respective administrators, trustees, receivers, successors and assigns of the Parties. An assignment of interest made by any Party hereto shall be made pursuant to all of the terms and conditions of the 1993 CAPL Assignment Procedure which shall be deemed to be incorporated herein in its entirety.

(e) The terms and conditions of this Agreement express and constitute the entire agreement among the Parties with respect to the Farmout Lands and the Title Documents.

(f) This Agreement and the relationship among the Parties shall be construed and determined according to the laws of the Province of Alberta and the courts having exclusive original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of Alberta.

(g) This Agreement may be executed in counterpart and all executed counterparts taken together shall constitute one agreement.

**IN WITNESS WHEREOF** the parties hereto have caused this Agreement to be executed as of the day and year first above written.

| | |
|---|---|
| **MONTELLO RESOURCES (USA) LTD.** | **PARK PLACE ENERGY CORP.** |
| Per:____________________ | Per:____________________ |
| **AUSTIN DEVELOPMENTS CORP.** | **BLACKROCK PETROLEUM CORP.** |
| Per:____________________ | Per:____________________ |

Counterpart execution page to Farmout and Participation Agreement dated and effective as of April 11, 2008 among Montello Resources (USA) Ltd., Blackrock Petroleum Corp., Austin Developments Corp. and Park Place Energy Corp.

Schedule "A"

**Attached to and made a part of Farmout and Participation Agreement dated and effective as of April 11, 2008 among Montello Resources (USA) Ltd., Austin Developments Corp., Blackrock Petroleum Corp. and Park Place Energy Corp.**

| Title Documents | Farmout Lands | Encumbrances | Farmor's Pre-Farmout Working Interest |
|---|---|---|---|
| Oil and Gas Lease dated Mar-25-2008 (app. 120 acres) between Robert and Kathy Lavender, as lessors, and Montello Resources (USA) Ltd., as lessee located in Morgan County, Tennessee | All PNG within, upon or under the Title Documents | Lessor Royalty of 16% | Austin 20%<br>Montello 40% |